Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	E-mail: neill.bellamy@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR’S BONNELL ALUMINUM SUBSIDIARY COMPLETES ACQUISITION OF FUTURA INDUSTRIES

RICHMOND, Va., February 15, 2017 – Tredegar Corporation (NYSE:TG) announced today that its subsidiary, The William L. Bonnell Company, Inc. (“Bonnell Aluminum”), has completed the acquisition of Futura Industries Corporation (“Futura”).  The approximate purchase price of $92 million was funded using Tredegar’s existing revolving credit.

Headquartered in Clearfield, Utah, Futura designs and manufactures a wide range of extruded aluminum products for a number of industries and end markets, including branded flooring trims and TSLOTS, as well as OEM components for truck grills, solar panels, fitness equipment and other applications.  Futura will operate as a division of Bonnell Aluminum.

About Tredegar Corporation

Tredegar Corporation is a manufacturer of plastic films and aluminum extrusions.  A global company headquartered in Richmond, Virginia, Tredegar had 2015 sales of $896 million.  With approximately 3,200 employees, the company operates manufacturing facilities in North America, South America, Europe and Asia.

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